Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Flotek Industries, Inc. and Subsidiaries (the “Company”) of our report dated May 21, 2010, relating to the consolidated financial statements of the Company as of December 31, 2009, and for the year then ended, which is included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, as filed with the Securities and Exchange Commission on March 7, 2012.

/s/ UHY LLP

Houston, Texas

August 29, 2012